Exhibit 21
VOLT INFORMATION SCIENCES, INC.
LIST OF SUBSIDIARIES

No.	Name (1)	Jurisdiction of Incorporation
1	Arctern Consulting Private Limited (2)	India
2	Arctern, Inc.	Virginia
3	Nuco I, Ltd.	Nevada
4	P/S Partner Solutions, Ltd.	Delaware
5	ProcureStaff Technologies, Ltd.	Delaware
6	Volt Consulting MSP Canada Ltd.	Canada
7	VMC Consulting Europe Limited	United Kingdom
8	VMC Consulting Germany Gmbh	Germany
9	VMC Services India Private Limited (3)	India
10	Volt Asia Enterprises (Malaysia) Sdn. Bhd.	Malaysia
11	Volt Asia Enterprises, Ltd.	Delaware
12	Volt Consulting Group, Ltd.	Delaware
13	Volt Delta International B.V.	Netherlands
14	Volt Delta Resource Holdings, Inc	Nevada
15	Volt Europe (Belgium) SPRL	Belgium
16	Volt Europe (Deutschland) GmbH	Germany
17	Volt Europe (Espana) S.L.	Spain
18	Volt Europe (France) SARL	France
19	Volt Europe (Germany) GmbH	Germany
20	Volt Europe (Nederland) BV	Netherlands
21	Volt Europe (Switzerland) SA	Switzerland
22	Volt Europe Ceska Republika s.r.o	Czech Republic
23	Volt Europe Holdings Limited	United Kingdom
24	Volt Europe Limited	United Kingdom
25	Volt Europe Slovakia s.r.o.	Slovakia
26	Volt Europe Temporary Services Limited	United Kingdom
27	Volt Funding II, LLC	Delaware
28	Volt Gatton Holding, Inc.	Delaware
29	Volt Information Sciences (India) Private Limited (2)	India
30	Volt Management Corp.	Delaware
31	Volt Netherlands Holding BV	Netherlands
32	Volt Reach, Inc.	Delaware
33	Volt Consulting Group Limited	United Kingdom
34	Volt Service Corporation Pte, Ltd.	Singapore
35	Volt Service K.K.	Japan
36	Volt Services Group (Netherlands) B.V.	Netherlands
Footnotes

(1)Except as noted, each named subsidiary is wholly owned, directly or indirectly by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.
(2)99.99% owned by Volt Asia Enterprises, Ltd. / 00.01% owned by Nuco I, Ltd.
(3)99.39% owned by Volt Information Sciences (India) Private Limited /0.61% owned by Volt Asia Enterprises Ltd. /1 fractional share owned by Nuco I, Ltd.